                                                                      Exhibit 11

                              Arthur Andersen LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.



                                                      /s/ Arthur Andersen LLP



Phoenix, Arizona,
 April 27, 1998.